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                                                                    EXHIBIT 99.1

[WEATHERFORD LOGO]                                                  NEWS RELEASE


         WEATHERFORD REPORTS SECOND QUARTER EARNINGS OF $0.46 PER SHARE

HOUSTON, July 16, 2001 -- Weatherford International, Inc. (NYSE: WFT) today reported second quarter diluted earnings per share of $0.46 ($56.4 million), a 283 percent improvement over diluted earnings per share from continuing operations in last year's second quarter of $0.12 ($13.2 million). Revenues for the second quarter were $573.0 million, representing a 36 percent increase over the $421.8 million reported last year. Operating income for the quarter was $107.6 million, 208 percent higher than the prior year.

     On a sequential quarterly basis, Weatherford's second quarter revenues and diluted earnings per share improved 9 percent and 24 percent, respectively, over the first quarter.

     Weatherford's strong quarterly performance reflected further gains in the Company's emerging technologies and particularly good performance in international markets. Excluding acquisitions, business expanded 15 percent sequentially in international markets reflecting the early stages of a cyclical recovery. In North America, overall business was up slightly as a 9 percent increase in US revenues offset a 16 percent seasonal decline in Canada. By comparison, on a sequential basis the rig count increased 4 percent internationally and 9 percent in the U.S., while declining 51 percent in Canada.

     For the first half of 2001, Weatherford's diluted earnings per share was $0.83 ($99.9 million), a 295 percent improvement over last year's first half earnings per share from continuing operations of $0.21 ($23.2 million). Revenues for the six-month period were $1.1 billion, 34 percent higher than the prior year.

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DRILLING & INTERVENTION SERVICES

Revenues for Weatherford's Drilling & Intervention Services division were $336.9 million, 63 percent higher than the prior year and 19 percent higher than the preceding quarter. Operating income was $84.8 million, up 123 percent from the prior year and 21 percent from the first quarter. EBITDA was $119.4 million, up 90 percent from the prior year and 22 percent from the preceding quarter.

     On a sequential basis, improvement occurred across all service and product lines with the most notable improvement taking place in Underbalanced Services
(UBS) where revenues increased approximately 30 percent. Geographically, excluding acquisitions, North American and international revenues increased 5 percent and 17 percent, respectively. The division's sequential incremental EBITDA margin was 40 percent.


COMPLETION SYSTEMS

Revenues for Weatherford's Completion Systems division were $88.3 million in the second quarter, 90 percent above the prior year and 16 percent above the preceding quarter. Operating income was $7.4 million, versus a loss of $4.4 million last year, and was 72 percent higher than the preceding quarter. EBITDA of $14.4 million was 720 percent higher than the prior year and 28 percent higher than the second quarter.

     Major product categories, including packers and sand control systems were strong performers on a sequential basis. In particular, expandable revenues rose more than 80 percent in the quarter, to a $62 million annual revenue run rate. On a sequential basis, revenues rose 32 percent internationally and remained steady in North America despite the seasonal slowdown in Canada. The division's sequential incremental EBITDA margin was 25 percent.

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ARTIFICIAL LIFT SYSTEMS

Weatherford's Artificial Lift Systems division's revenues in the second quarter were $147.8 million, 29 percent higher than the prior year and 5 percent better than the preceding quarter. Operating income was $20.3 million, 130 percent higher than the prior year and 28 percent better than the first quarter. EBITDA of $27.2 million was 78 percent better than the prior year and 20 percent above the level of the preceding quarter.

     Sequentially, Artificial Lift Systems' performance reflected strong gains in its reciprocating and gas lift product lines. The division's sequential incremental EBITDA margin was 61 percent.

     Houston-based Weatherford International, Inc. (http://www.weatherford.com) is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 50 countries and employs approximately 12,000 people worldwide.


                                      # # #

Contact:
Don Galletly   (713) 693-4148

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford International, Inc.'s future results and prospects for its operations, integration of recent acquisitions and business trends, all of which are subject to certain risks, uncertainties and assumptions. These risks, uncertainties and assumptions, which are more fully described in Weatherford International, Inc.'s Annual, Quarterly and Current Reports filed with the Securities and Exchange Commission, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the demand and pricing of Weatherford's products, the ability to achieve the anticipated synergies and savings from the integration of recent acquisitions and other cost reduction measures, and the effect of foreign currency fluctuations. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated.

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                        WEATHERFORD INTERNATIONAL, INC.
                CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      (In 000's, Except Per Share Amounts)

                                                                      Three Months Ended              Six Months Ended
                                                                            June 30,                      June 30,
                                                                    -------------------------      ------------------------
                                                                       2001           2000            2001          2000
                                                                    ----------     ----------      ----------    ----------
Net Revenues:
    Drilling and Intervention Services                              $ 336,857       $ 206,748      $  619,561     $ 394,277
    Completion Systems                                                 88,306          46,544         164,312        94,165
    Artificial Lift Systems                                           147,837         114,468         288,346       220,271
    Compression Services                                                   --          54,088          26,939       108,517
                                                                    ---------       ---------      ----------     ---------
                                                                      573,000         421,848       1,099,158       817,230
                                                                    ---------       ---------      ----------     ---------
Operating Income (Loss):
    Drilling and Intervention Services                                 84,825          38,004         154,746        68,014
    Completion Systems                                                  7,361          (4,395)         11,638        (9,510)
    Artificial Lift Systems                                            20,320           8,832          36,226        16,850
    Compression Services                                                   --             726            (597)        3,230
    Equity in Earnings                                                  5,003             949           7,761         1,783
    Corporate Expenses                                                 (9,947)         (9,231)        (19,666)      (17,809)
                                                                    ---------       ---------      ----------     ---------
                                                                      107,562          34,885         190,108        62,558
Other Expense:
    Other, Net                                                          1,079           2,486           1,842         4,073
    Interest Expense                                                  (18,353)        (16,520)        (33,644)      (29,542)
                                                                    ---------       ---------      ----------     ---------
Income Before Income Taxes                                             90,288          20,851         158,306        37,089
Provision for Income Taxes                                            (33,408)         (7,502)        (57,894)      (13,184)
                                                                    ---------       ---------      ----------     ---------
Income Before Minority Interest                                        56,880          13,349         100,412        23,905
Minority Interest Expense, Net of Taxes                                  (444)           (145)           (466)         (708)
                                                                    ---------       ---------      ----------     ---------
Net Income from Continuing Operations                                  56,436          13,204          99,946        23,197
Loss from Discontinued Operations, Net of Taxes                            --              --              --        (3,458)
                                                                    ---------       ---------      ----------     ---------
Net Income                                                          $  56,436       $  13,204      $   99,946     $  19,739
                                                                    =========       =========      ==========     =========

Basic Earnings Per Share:
    Income from Continuing Operations                               $    0.50       $    0.12      $     0.89     $    0.21
    Loss from Discontinued Operations                                      --              --              --         (0.03)
                                                                    ---------       ---------      ----------     ---------
    Net Income Per Share                                            $    0.50       $    0.12      $     0.89     $    0.18
                                                                    =========       =========      ==========     =========
    Basic Weighted Average Shares Outstanding                         113,670         108,896         112,105       108,824
                                                                    =========       =========      ==========     =========

Diluted Earnings Per Share (1):
    Income from Continuing Operations                               $    0.46       $    0.12      $     0.83     $    0.21
    Loss from Discontinued Operations                                      --              --              --         (0.03)
                                                                    ---------       ---------      ----------     ---------
    Net Income Per Share                                            $    0.46       $    0.12      $     0.83     $    0.18
                                                                    =========       =========      ==========     =========
    Diluted Weighted Average Shares Outstanding                       135,547         112,905         130,198       112,111
                                                                    =========       =========      ==========     =========
Other Information:
    Cash Earnings Per Diluted Share from Continuing Operations      $    0.52       $    0.19      $     0.96     $    0.35
                                                                    =========       =========      ==========     =========
    Depreciation and Amortization:
        Drilling and Intervention Services                          $  34,565       $  24,983      $   62,426     $  50,992
        Completion Systems                                              6,996           6,146          13,947        12,597
        Artificial Lift Systems                                         6,925           6,493          13,798        12,514
        Compression Services                                               --           9,194           4,184        18,376
        Other                                                           1,733             827           3,032         1,578
                                                                    ---------       ---------      ----------     ---------
                                                                    $  50,219       $  47,643      $   97,387     $  96,057
                                                                    =========       =========      ==========     =========


(1) Diluted earnings per share for the three and six months ended June 30, 2001, equals net income plus net interest and amorization expense on the Debentures, divided by the weighted average common shares outstanding, after giving effect to dilutive stock options, as well as the weighted average impact of shares assumed to be issued on conversion of the Debentures.